UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)    April 25, 2012

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Severn Bancorp, Inc. (“Bancorp”) held its Annual Meeting of Shareholders on April 24, 2012, at which time it (a) elected three (3) individuals to serve a three-year term as directors, (b) elect one (1) individual to serve for a two year term as director; (c) elected one individual to serve for a one year term as director; (d) ratified the appointment of ParenteBeard LLC as Bancorp’s independent auditor for the fiscal year ending December 31, 2012; and (e) approved a non-binding advisory vote on Bancorp’s executive compensation.

The name of the Directors who were elected at the Annual Meeting of Shareholders for a three year term is as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Alan J. Hyatt	5,439,085	159,710	3,194,235
Mary Kathleen Sulick	5,566,746	32,049	3,194,235
James H. Johnson, Jr.	5,566,262	32,533	3,194,235

The name of the Director who was elected at the Annual Meeting of Shareholders to serve a two year term is as follows:

	Votes For	Votes Withheld	Broker Non-Votes
David S. Jones	5,556,098	42,697	3,194,235

The name of the Director who was elected at the Annual Meeting of Shareholders to serve a one year term is as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Raymond S. Crosby	5,566,262	32,533	3,194,235

The names of the Directors whose terms of office continued after the Annual Meeting of Shareholders are as follows:

John A. Lamon, II
Konrad M. Wayson
Albert W. Shields
Eric M. Keitz

The shareholders of Bancorp ratified the appointment of ParenteBeard LLC as Bancorp’s independent auditor for the fiscal year ending December 31, 2012 as follows:

	Votes For	Votes Against	Votes Abstain
Appointment of ParenteBeard LLC as independent auditor	8,719,345	48,993	24,692

The shareholders of Bancorp approved Bancorp’s executive compensation as follows:

	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Approval of Executive Compensation	5,416,180	162,853	19,762	3,194,235

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: April 25, 2012	By: /Alan J. Hyatt/
Alan J. Hyatt, President